SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14,2002

                           THE ADVISORY BOARD COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                      000-33283                    52-1468699
(State of Incorporation)      (Commission File No.)       (IRS Employer
                                                          Identification Number)


               600 New Hampshire Avenue, NW, Washington, DC 20037
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (202) 672-5600



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Item 4.  Changes in Registrant's Certifying Accountant.

     On June 7, 2002, upon the recommendation of our Audit Committee, our Board of Directors dismissed Arthur Andersen LLP ("Arthur Andersen") as our independent auditors and appointed Ernst & Young LLP ("Ernst & Young") to serve as The Advisory Board Company's independent auditors for the current fiscal year, which ends on March 31, 2003. The change in auditors is effective
June 7, 2002.

     Arthur Andersen's reports on our financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During each of our two most recent fiscal years and through the date of this report, there were:

     (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and

     (ii)no reportable events as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K ("Regulation S-K").

     We have provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Current Report on Form 8-K is a copy of Arthur Andersen's letter, dated June 7, 2002, stating its agreement with such statements.

     During each of our two most recent fiscal years and through the date of this report, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.

Item 7.  Financial Statements Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.             Description of Exhibit

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 7, 2002.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 14, 2002.

                         THE ADVISORY BOARD COMPANY



                          By:  /s/ David L. Felsenthal
                              ------------------------------------------------
                              David L. Felsenthal
                              Chief Financial Officer (Principal Accounting and Financial Officer), Secretary and Treasurer